Board of Directors

Somerset International Group, Inc.

90 Washington Valley Road

Bedminster, New Jersey 07921

Dear Board Members,

Effective on March 10, 2005, which is the day before the closing of the acquisition of Secure Systems, Inc. by Somerset and subject to the consummation of that closing, I hereby resign my position as Chairman of the Board of Directors and those of Executive Vice President, Principal Financial Officer, Secretary and Director.

Somerset International Group, Inc. hereby releases and forever discharges me and my successors and assigns from any and all debts, claims, demands, damages, actions, causes of action and liabilities of any nature whatsoever, relating to any act, event or omission occurring before the date of my resignation, and I hereby release and forever discharge Somerset International Group, Inc. and its successors and assigns from any and all debts, claims, demands, damages, actions, causes of action and liabilities of any nature whatsoever, relating to any act, event or omission occurring before the date of my resignation.

We each agree to refrain from making any untrue or disparaging statements to any other person or entity concerning or related to the other party. Nothing contained in this commitment is intended to prevent either party from making truthful statements in connection with any proceeding for the exercise or enforcement of any rights hereunder.

I acknowledge my personal guaranty of certain debt of Somerset International Group, Inc. to George and Mary Lou Berry. We agree that I will not be personally liable for any additional debt incurred by Somerset International Group, Inc. after the date of my resignation, and Somerset International Group, Inc. agrees to use commercially reasonable efforts to have me removed as a personal guarantor from its existing debt. In any case, Somerset International Group, Inc. will not permit John X. Adiletta to be removed as a personal guarantor on such debt unless I am removed as well.

In addition, I agree to return to the Treasury of Somerset one million two hundred eighty-nine thousand eight hundred and forty-three (1,289,843) shares of Common Stock issued to me by Somerset, in inverse order of my receipt of such shares.

Very truly yours,
Somerset International Group, Inc.

/s/ Paul Patrizio
Paul Patrizio
Accepted	Executive Vice President

Somerset International Group, Inc.

By:	/s/ John X. Adiletta
Title:	President